                                                                 Exhibit 10.50

              TERMINATION, CONSULTING AND CONFIDENTIALITY AGREEMENT


         THIS TERMINATION, CONSULTING AND CONFIDENTIALITY AGREEMENT (the "AGREEMENT") is made effective as of the 7th day of June, 1999 ("EFFECTIVE DATE"), by and between NHancement Technologies Inc., a Delaware corporation (the "COMPANY"), and James S. Gillespie, a resident of the State of Nevada ("CONSULTANT").

                                 R E C I T A L S

         A. The Company and Consultant are parties to an employment agreement dated October 25, 1996, in which the Company and consultant agreed to an employment term starting on February 3, 1997 and ending on February 3, 2000. As of April 17, 1998 Consultant terminated his employment with the Company ("RESIGNATION DATE").

         B. NHancement wishes to retain Consultant as a consultant to provide consulting services to NHancement starting from the Resignation Date until February 3, 2000 ("TERM"). The scope and duties of Consultant will be mutually agreed to by Consultant and the Chief Executive Officer of NHancement from time to time.

         NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the mutual covenants contained herein, the parties agree as follows:

                                A G R E E M E N T

         1. RESIGNATION. Effective as of the Resignation Date, (i) Consultant resigned as Vice President of Sales of the Company and the President of VoicePlus, Inc. ("VPI"), a wholly-owned subsidiary of the Company, (ii) the Company removed Consultant as the responsible party on all matters related to the Company, including without limitation, Consultant's capacities as guarantor on a loan subsequently used to purchase an automobile, 1005 Volvo sedan, for use by VPI and as trustee of VPI's 401(k) Plan, adopted and implemented by VPI on January 1, 1991, (iii) Consultant returned his office keys, security card, card credit(s), any and all records, documents, notes, memoranda specifications, devices and any and all other Company property or material relating to the Company's business in his possession.

         2. SEVERANCE PAYMENT. As of the Resignation Date Consultant was entitled to and subsequently received a one-time payment for Consultant's Thirty-Two and One-Half (32 1/2) days of accrued vacation days which equals an aggregate of Thirty-Nine Thousand Five Hundred Dollars ($39,000).

         3. ADJUSTMENT TO UNSECURED NOTE. The Company has executed and delivered to Consultant a Non-Negotiable Unsecured Promissory, No. B-02, dated February 3, 1997, ("UNSECURED NOTE"), pursuant to the terms of that certain Agreement and Plan of Merger, dated October 25, 1996, and entered into by and among the Company, Consultant, VPI and VPI Acquisition Corporation, a wholly-owned subsidiary of the Company ("MERGER AGREEMENT"). As of the Effective Date, the Company owes Consultant $143,750 on the Unsecured Note. Consultant has agreed to accept a cash payment of $27,114 and the balance in Common Stock of the Company, based on the closing bid price of the Common Stock on the last trading day prior to the Effective Date of this Agreement. As of June 4, 1999 the closing bid price of the Common Stock was $1.00 per share. The Unsecured Note shall be cancelled upon receipt of the cash payment and issuance of the Common Stock.

         4. CONTINUATION OF BENEFITS. As of the Resignation Date, Consultant ceased to be covered by the Company's medical plans and group insurance in which Consultant was enrolled. Consultant was entitled to elect his COBRA right to extend coverage and expense and the Company provided Consultant with the necessary forms to make his election. As of the Effective Date of this Agreement, Consultant will be insured under Company's health insurance policies, if allowed by Company's insurance carrier.

         5. CONSULTING SERVICES. The scope and duties of Consultant's services will be mutually agreed upon, from time to time, by the Chief Executive Officer of the Company and Consultant (the "SERVICES"). Consultant will perform such Services in a diligent and workmanlike manner and in accordance with the best practices of Consultant's industry. All Services will be performed at a mutually agreed upon site.

         6. RELATIONSHIP OF THE PARTIES. Consultant enters into this Agreement as, and shall continue to be, an independent contractor and consultant. Under no circumstances shall Consultant or any of Consultant's employees or agents, look to NHancement as his employer, or as a partner, agent or principal. Neither Consultant nor any of Consultant's employees or agents shall be entitled to any benefits accorded to NHancement's employees, including, without limitation, worker's compensation, disability insurance, vacation or sick pay. Consultant shall be responsible for providing, at Consultant's expense, and in Consultant's name, disability, worker's compensation and other insurance as well as licenses and permits usual or necessary for conducting the Services.

         7. COMPENSATION AND REIMBURSEMENT. From April 18, 1998 through February 2, 1999, Consultant shall receive One Hundred Fifteen Thousand Dollars ($115,000) per calendar year or a portion thereof for a period less than a calendar year, payable in equal monthly installments on the first day of each month, as his compensation for the Services rendered to the Company provided, however, that the compensation due Consultant for the months of June, July and August, 1998 shall be two-thirds (2/3) of such amount. Notwithstanding the Term of this Agreement as defined above, from February 2, 1999 through February 2, 2001, Consultant shall receive One Hundred Fifty Thousand Dollars ($150,000) per calendar year or a portion thereof, payable in equal monthly installments due on the first day of each month, as his compensation for the Services rendered to the Company during the Term of this Agreement. As of June 1, 1999, the Company owes Consultant $133,364 in accumulated consulting compensation and interest. As of the Effective Date, Consultant has agreed to forgive this debt and, in consideration therefore, the Company shall issue 50,000 warrants to Consultant. The warrants shall have an expiration date of June 7, 2002 and shall have an exercise price of $1.0375 per share which is the average closing bid price of the stock for the five (5) trading days immediately preceding the Effective Date of this Agreement.

         The Company, at its own discretion, will reimburse any reasonable expenses incurred by Consultant in connection with the performance of the Services herein. Consultant shall be solely responsible for any and all taxes, social security contributions or payments, disability insurance, unemployment taxes, and other payroll type taxes applicable to such compensation. Consultant hereby indemnifies the Company and holds the Company harmless from, any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of Consultant's failure to perform its obligations in this Section 7.

         8. PERSONNEL. Consultant represents and warrants to NHancement that Consultant's personnel will have sufficient expertise, training and experience to accomplish the Services. Consultant agrees that all his personnel shall be compensated, taxes withheld, and other benefits made available as required by applicable law and regulations.

         9.       TERMINATION OF CONSULTING SERVICES.

                  9.1 Notwithstanding any other provision of this Agreement, the Consultant's Services may be terminated:

                          9.1.1     By NHancement for "Cause" (defined
below), upon forty-five (45) days' notice to Consultant setting forth in writing NHancement's election to terminate this Agreement and the specific reasons for termination, and if, within such forty-five (45) days, Consultant was given the right to present his position regarding the termination to the NHancement's Board of Directors ("BOARD") and after such hearing a majority of the Board ratified the decision to terminate his Services. For purposes of this Agreement, "CAUSE" justifying the termination of this Agreement by NHancement is defined as: (1) willful dishonesty towards, fraud upon, crime against, misrepresentation, embezzlement, deliberate or attempted injury or bad faith action with respect to NHancement; (2) willful failure or refusal to perform the Services required of him hereby; or (3) Consultant's conviction of any felony (whether in connection with Consultant's affairs or otherwise).

                           9.1.2    By either party for any material  breach
of any of the terms of this Agreement, if such material breach has not been substantially cured within thirty (30) days following written notice of such breach from the party aggrieved to the other specifying the breach relied on for such termination, and failure of such party to cure such breach within such period or, if cure cannot reasonably be effected within such thirty (30) day period, if the party does not commence to cure the breach within such thirty (30) day period and thereafter pursue such cure continuously and with due diligence, until cure has been fully effected. The parties hereby agree that NHancement's failure to make any payment due hereunder within five (5) business days after receipted notice from Consultant of default shall be deemed to be a material breach of this Agreement.

                           9.1.3    In the event of Consultant's death during
the term of his Services.

                           9.1.4    By Consultant upon sixty (60) days notice
to the Company.

         9.2 In the event of termination of this Agreement by Consultant upon material breach by the Company, NHancement's obligation to pay One Hundred percent (100%) of the Compensation pursuant to Section 7 hereunder shall continue for the duration of the remaining Term; all other obligations of the parties hereunder shall terminate except for the obligations set forth in Section 11 (Confidentiality).

         9.3 In the event of termination of this Agreement by the Company without cause, NHancement's obligation to pay One Hundred percent (100%) of the Compensation pursuant to Section 7 hereunder shall continue for the duration of the remaining Term; all other remaining obligations of the parties hereunder shall terminate except for the obligations set forth in
Section 11 (Confidentiality).

         10.      ASSIGNMENT OF INVENTIONS: WORK PRODUCT.

                  10.1 If at any time during the Term of this Agreement, Consultant shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (each, "DEVELOPMENT" and collectively "DEVELOPMENTs") that (i) relates in any way to the business of the Company or any of its subsidiaries, or any of the products or services being developed, manufactured or sold by the Company or its subsidiaries as of the Effective Date of this Agreement and of which Consultant would reasonably be aware, or (ii) results from tasks assigned to him by the Company or its subsidiaries, or (iii) results from the use of premises on personal property (whether tangible or intangible) owned, leased or contracted for by the Company or its subsidiaries, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns.

                  10.2 Consultant shall promptly disclose to NHancement (or any persons designated by it) each such Development and hereby assigns any rights he may have or acquire in the Developments and benefits and/or rights resulting therefrom to NHancement and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

                  10.3 Consultant hereby represents and warrants that all Developments by him during the time he worked or was associated with VPI became assets of, and were owned by VPI; and he hereby assigns any rights he may have or acquire in such Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

                  10.4 Upon disclosure of each Development to NHancement, Consultant will, during his Services and at any time thereafter, at the request and cost of NHancement, sign execute, make and do all such deeds, documents, acts and things as NHancement and its duly authorized agents may reasonably require too apply for, obtain and vest in the name of the Company letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                  10.5 In the event the Company is unable, after reasonable effort, to secure Consultant's signature on any letters patent, copyright or other analogous protection relating to a Development whether because of any physical or mental incapacity or for any other reason whatsoever, Consultant hereby irrevocably designates and appoints NHancement and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Consultant.

         11.      NON-COMPETITION; CONFIDENTIALITY.

                  11.1 NO COMPETITION. Consultant will not, anywhere in the world, without the prior written approval of the Company, during the Term of the Agreement engage, directly or indirectly, in a "Competing Business," as defined below, whether as a sole proprietor, partner, employee, director, consultant, independent contractor, or in any other manner by which Consultant holds any beneficial interest in a Competing Business, derives any income from a Competing Business, or provides any service to a Competing Business. "COMPETING BUSINESS" shall mean the design, development, manufacture or marketing of products in any line of business in which the Company or its subsidiaries is, or has in the past been, involved, or is or has planned or considered involvement in, of which Consultant, acting in his capacity as either Consultant or Director of the Company during the Term of this Agreement, would be reasonably expected to have knowledge; PROVIDED, HOWEVER, that Consultant's activities in connection with his ownership and operation of Intermedia Technologies Inc. and Consultant's employment by a manufacturer of voice processing or telecommunications equipment not manufactured by the Company or its subsidiaries ("TELCO") shall be excluded from such definition, to the extent that such Telco is not engaged in Competing Business. In the event that Telco enters into Competing Business after Consultant accepts his engagement or relationship with Telco, within a reasonable time of learning of such event by Consultant (but in no event longer than 30 days), Consultant shall notify the Company and request a written approval from the Company for Consultant's continued engagement or relationship with Telco, which approval shall not be unreasonably withheld. If such written approval is denied by NHancement (the "DENIAL"), Consultant shall terminate his engagement or relationship with Telco within a reasonable time agreed upon between the Company and Consultant. Failing to terminate such engagement or relationship by Consultant after the Denial shall constitute a material breach of this Section. The provisions of this Section will not, however, restrict Consultant from owing less than One percent (1%) of the outstanding stock of a publicly-traded corporation engaged in a Competing Business.

                  11.2 NO SOLICITATION OF CUSTOMERS. Consultant will not, directly or indirectly, until the lapse of expiration of the Term of this Agreement, without the prior written approval of NHancement which consent shall not be unreasonably withheld, call upon, cause to be called upon, solicit or assist in the solicitation of, any customer or potential customer of the Company or its subsidiaries for the purpose of interfering with Company's contractual relationship with its customer or attempt diverting any existing or future business of such customers to a Competing Business.

                  11.3 NO HIRING OF EMPLOYEES. Consultant will not, directly or indirectly, during the Term of this Agreement, without the prior written approval of the Company which approval shall not be unreasonably withheld, employ, engage, or seek to employ or engage, directly or indirectly, any employee of the Company or its subsidiaries in a Competing Business.

                  11.4 CONFIDENTIALITY. Consultant will not, without the Company's prior written approval, which approval shall not be unreasonably withheld reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or its subsidiaries or of any third party which the Company or its subsidiaries is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his duties as a Consultant of NHancement, and he shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to he Company or its subsidiaries.

                  11.5 EQUITABLE REMEDIES. The Services to be rendered by Consultant and the information disclosed to Consultant prior to and during the Term hereof are of a unique and special character, and any breach of
Section 3 or 4 hereof will cause the Company immediate and irreparable injury and damage, for which monetary relief would be inadequate or difficult to quantify. Therefore, the Company will be entitled to, in addition to all other remedies available to it, injunctive relief and specific performance to prevent a breach and to secure the enforcement of all provisions of Sections 10 and 11 hereof. Injunctive relief may be granted immediately upon the commencement of any such action.

         12.      MISCELLANEOUS PROVISIONS.

                  12.1 MUTUAL RELEASE. The parties hereby mutually release and discharge the other party from any and all debts, demands, actions, causes of action, suits, claims or liabilities of any kind, both at law and in equity, arising from or in any manner related to Consultant's employment prior to the Resignation Date or the termination of such employment. This release includes any claim for wrongful discharge, breach of the covenant of good faith and fair dealing, defamation, interference, fraud or misrepresentation, benefits, vacation pay, severance or other compensation of any sort, harassment or discrimination on the basis of race, color, national origin, religion, age, sex, sexual orientation, disability or marital status, and/or violation of any and all statutes, rules, regulations or ordinances whether state, federal or local, including without limitation the Fair Employment and Housing Act, as amended, Title VII or the Civil Rights Act, as amended, the Age Discrimination in Employment Act of 1967, as amended and the Americans with Disabilities Act. The parties agree that this waiver and release do not apply to any rights or claims that may arise from events occurring after the date the parties sign this Agreement.

                  12.2 FREE NEGOTIATION OF AGREEMENT. The parties acknowledge that this Agreement was freely entered into and negotiated and that both parties had the opportunity to make proposals, counter proposals and to exchange information and that neither party took a fixed position in regard to reaching this Agreement.

                  12.3 LEGAL AND FINANCIAL ADVICE. Consultant further acknowledges that he has been advised to consult an attorney and a financial advisor for advice regarding the effect of this Agreement and that he was advised to take at least twenty-one (21) days to consider it before signing it. Consultant understands that he has the right to revoke this Agreement for seven (7) days after signing and this Agreement shall not be effective until the revocation period has expired. Consultant understands that if he revokes this Agreement within seven (7) days after signing, he shall not receive the independent contractor position with the Company and the Addendum in Exhibit A and other benefits provided for in the preceding sections of this agreement. The Company agrees to pay for Consultant's legal and financial advisor fees related to this Agreement, up to a maximum of $10,000.

                  12.4 WAIVER. The parties have read and fully understand the statutory language of Section 1542 of the Civil Code of the State of California and, having been so apprised, and except as provided herein, agree nevertheless to waive any and all rights or benefits which they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which states:

                           "SECTION 1542. GENERAL RELEASE; EXTENT. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

                  12.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. This Agreement may be amended, supplemented, or terminated only by a written instrument duly executed by both parties.

                  12.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

                  12.7 GENDER; NUMBER. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

                  12.8 SEVERABILITY. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provisions hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

                  12.9 NOTICES. All notices, requests, demands, waivers, consents, approvals, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, sent by receipted delivery by facsimile transmission, telegram or telex, or sent by certified or registered mail or same day or overnight courier service, postage prepaid, return receipt requested, to the following addresses:

                  NHancement:                 NHancement Technologies Inc.
                                              39420 Liberty Street, Suite 250
                                              Fremont, CA  94538
                                              Attention:  Mr. Douglas S. Zorn

                  Consultant:                 Mr. James S. Gillespie
                                              198 Country Club Drive #35
                                              Incline Village, NV  89451

         Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

                  12.10 WAIVER. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of his rights hereunder.

                  12.11 ASSIGNMENT. Consultant may not assign any of his rights or delegate any of his obligations hereunder, and such purported assignment or delegation shall be void.

                  12.11 GOVERNING LAWS. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

                  12.12 ATTORNEYS' FEES. In the event it becomes necessary for either party hereunder to employ an attorney to enforce or interpret the Agreement, the prevailing party, if any, shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements from the opposing party.

                  12.13 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the parties hereto. Consultant shall have no right to assign this Agreement, by operation of law or otherwise. Any such purported assignment shall be void.





[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK. SIGNATURES APPEAR ON THE NEXT
PAGE.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                   CONSULTANT:

                                   /s/ JAMES S. GILLESPIE
                                   --------------------------------------
                                   James S. Gillespie

                                   Date:  June 7, 1999


                                   NHANCEMENT TECHNOLOGIES INC.


                                   By:  /s/ DOUGLAS S. ZORN
                                   --------------------------------------
                                        Douglas S. Zorn

                                   Its:  President and Chief Executive Officer

                                   Date:  JUNE 7, 1999
                                          -------------------------------